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                                                                    EXHIBIT 4.13

                             SUBSCRIPTION AGREEMENT

PARTY A:          STEPHEN S. CHEN ON BEHALF OF
                  STRONG INTERNATIONAL ENTERPRISES (HK) COMPANY LTD.

PARTY B:          BRADLEY D. EDSON ON BEHALF OF
                  VITAL LIVING INC. (REFERRED TO HEREIN AS THE "COMPANY")

STEPHEN S. CHEN ON BEHALF OF STRONG INTERNATIONAL ENTERPRISES (HK) COMPANY LTD. AND BRADLEY D. EDSON ON BEHALF OF VITAL LIVING INC. REACHED COMPLETE AGREEMENT ON THE FOLLOWING TERMS CONCERNING THAT STRONG INTERNATIONAL ENTERPRISES (HK) COMPANY LTD. PURCHASING STOCKS OF VITAL LIVING INC. ON THE TERMS MUTUALLY AGREED UPON BY STRONG INTERNATIONAL ENTERPRISES (HK) COMPANY LTD. AND VITAL LIVING INC.

   1. STRONG INTERNATIONAL ENTERPRISES (HK) COMPANY LTD. (officially registered in Hong Kong, hereinafter referred to as "Strong Company" or "Subscriber") will be the entity to purchase FIVE HUNDRED THOUSAND (500,000) SHARES OF THE PREFERRED STOCK OF VITAL LIVING, INC. AT USD1.00/SHARE in accordance with the following terms and the terms of the ATTACHMENT 1 mutually agreed upon by Party A and Party B.

         UNITS OFFERED:              30 Units, at a price per Unit of $100,000.
                                     Each Unit consists of 100,000 shares of
                                     Series B Preferred Stock, 100,000 Class D
                                     Warrants and 100,000 Class E Warrants.
                                     Subscriptions for partial units may be
                                     accepted under certain circumstances.

         OFFERING SIZE-MINIMUM       5 UNITS OR $ 500,000

         OFFERING SIZE-MAXIMUM       30 UNITS OR $ 3,000,000

         PREFERRED STOCK             The shares of Preferred Stock included in
                                     the Units are offered at a price of $1.00
                                     PER SHARE, convertible into common stock after TWELVE (12) MONTHS from the date of issuance on a one for one basis.

         DIVIDEND ON PREFERRED:      The Preferred Stock will have a MINIMUM
                                     DIVIDEND OF 50%, payable in common stock 12
                                     MONTHS from the date of its issuance to the investor and 50%, payable in common stock
                                     24 MONTHS from the date of its issuance to the investor.

         WARRANTS SHARES AND EXERCISE PRICE:

         - Same number (100%) of Class D Warrants as the number of purchased shares of Preferred Stock will be issued to Party A at the same time when all the legal documents are released by Party B to party A.

         -   Class D Warrants Exercise Price: $1.30 per share of Common Stock.

                                                                               1

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         -   Same number (100%) of Class E Warrants as the number of purchased shares of Preferred Stock will be issued to Party A at the same time when all the legal documents are released by Party B to party A.

         -   Class E Warrants Exercise Price: $1.60 per share of Common Stock.

            WARRANT TERM:

                  The period commencing on the Initial Closing of the Offering and terminating on the fifth anniversary of such date.

            NUMBER OF SHARES ISSUABLE UPON THE EXERCISE OF EACH OF THE CLASS D AND CLASS E WARRANTS:

                  One Share of Common Stock per Warrant

         THE ATTACHMENT I AND ATTACHMENT II ARE ALL INSEPARABLE PARTS OF THIS SUBSCRIPTION AGREEMENT, WHICH HAVE THE SAME BINDING FORCE ON BOTH PARTY A AND PARTY B AS THE MAIN TEXT OF THIS SUBSCRIPTION AGREEMENT.

2.       PAYMENT AND TERMS

2.1 In order to complete the subscription, Party A will be required to accompany the entire executed Subscription Agreement with the tender of the correct purchase price in cash, certified check (made payable to Vital Living, Inc, wire transfer or similar payment. Wire transfers should be sent to WELLS FARGO BANK, ARIZONA, N.A., ACCOUNT NO. 1014446528 ABA NUMBER 091000019 (SWIFT CODE FOR OVERSEES TRANSFERS IS WFBiUS6S. The minimum investment is one Unit at $100,000 per Unit although partial Units may be subscribed for in the sole discretion of the Company. See Paragraph 4 to the Subscription Agreement.

         Deliver or mail items 1, 2 and 3 to the Company at the address on the previous page.

         THIS SUBSCRIPTION AGREEMENT WILL BE EFFECTIVE UNTIL JULY 10, 2003, WHICH IS THE DEADLINE FOR THE FIRST PURCHASE OF 5 UNITS ($500,000).

         ON THE CONDITION THAT THE AFORESAID FIRST PURCHASE IS EXECUTED BEFORE OR ON JULY 10, 2003, THIS SUBSCRIPTION AGREEMENT WILL CONTINUE TO BE EFFECTIVE UNTIL SEPTEMBER 30, 2003, WHICH IS THE DEADLINE FOR THE SECOND PURCHASE OF UP TO 25 UNITS ($2,500,000).

         Unless fully executed by JULY 10, 2003 FOR THE FIRST PURCHASE OF 5 UNITS ($500,000) AND UNLESS FULLY EXECUTED BY SEPTEMBER 30, 2003 FOR THE SECOND PURCHASE OF ADDITIONAL MAXIMUM 25 UNITS ($2,500,000), (unless such dateS ARE extended at the sole discretion of the Company for an ADDITIONAL 90 DAYS), the agreement shall have no effect.

                                                                               2

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2.2      After Strong Company acquires Vital Living Class B Preferred Stock) (at
         $1.00/share), Warrants Class D (at $1.30/share), Warrants Class E (at $1.60/share), and hold them for one year from the date of their issuance, Stephen S. Chen (Chairman & CEO of Strong Company) or David
         W. Chen (Vice President of Strong International Enterprises (HK)
         Company Ltd., the authorized representative of Stephen Chen) have the full authority to assign any amount of Vital Living stocks, Warrants Class D, and Warrants Class E to any companies and individuals as Stephen S. Chen chooses.

2.3 Vital Living Inc. will offer free services in helping Stephen S. Chen and David W. Chen (on behalf of Strong Company) and any other companies and individuals as Stephen S. Chen and David W. Chen choose to assign any amount of aforesaid Vital Living stocks, Warrants Class D, and Warrants Class E to (hereinafter referred to as (Vital Living stockholders, Vital Living warrant holders) to sell their Vital Living Stocks and exercise their Vital Living Warrants after these stocks and warrants are held for one year from the date of their issuance. If there are any legal and finance fees in connection with the exercise of the warrants, Vital Living agreed to assume those costs.

2.4 The Vital Living stockholders shall be responsible for any finance fees related to their selling of their Vital Living stocks.

3 Strong Company understands and agrees that an investment in the Units is not a liquid investment. In particular and in addition to the representations in Section 4 hereof, the undersigned recognizes, acknowledges and agrees that:

3.1 Strong Company must bear the economic risk of investment in the Units for an indefinite period of time, since the Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws ("State Acts"), and, therefore, cannot be transferred or sold unless either they are subsequently registered under the Securities Act and applicable State Acts, or an exemption from registration is available and a favorable opinion of counsel to that effect is obtained. The undersigned acknowledges and agrees that the Company has no independent obligation to file with the Securities and Exchange Commission ("SEC") relating to the units or any securities included therewith. Pursuant to Rule 144, as presently promulgated under the rules of the SEC, Subscriber may begin to sell the shares of Common Stock acquired hereunder pursuant to the terms of such Rule, as well as, subject to applicable holding periods which begin upon the exercise of the Warrants, any shares of Common Stock acquired upon the exercise of the Warrants.

3.2 No market currently exists for any of the Company's securities other than its Common Stock and no market for the Units, the Series B Preferred Stock, Series D Warrants or the Series E Warrants is expected to develop in the foreseeable future.

4 In connection with the agreement to purchase Units by Strong Company herein, the Company hereby represents and warrants as follows:

                                                                               3

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4.1      The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all the requisite power and authority to conduct its business and own and operate its properties, and to enter into and execute this Agreement and to carry out the transactions contemplated hereby.

4.2 The Company has the power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement, and to authorize the issuance and sale of the Units (consisting of the Shares) contemplated by this Agreement, and the representatives of the Company executing this Subscription and Purchase Agreement are duly authorized to do so.

4.3 Assuming the due execution and delivery of this Agreement by Strong Company, this Agreement is a legal, valid and binding obligation of the Company enforceable in accordance with its terms except (a) as its obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights generally and (b) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.

4.4 The execution, delivery and performance of this Agreement and the fulfillment of or compliance with the terms and provisions hereof, including the issuance and sale of the Units (consisting of shares of Series B Preferred Stock and the Warrants) contemplated by this Agreement, are not in contravention of or in conflict with any applicable laws or any contract to which the Company is a party or by which the Company or any of its properties may be bound or affected.

4.5 The Company has advised Strong Company that true and complete copies of its Annual Report on Form 10-k for the Fiscal Year ended December 31, 2001, its Quarterly Report on Form 10-Q for the period ended September 30, 2002, and a Preliminary Prospectus (the "Preliminary Prospectus") included in a Registration Statement filed on Form SB-2 on December 20, 2003 and appended on March 7, 2003 (the "SEC Documents") are available on the EDGAR internet site maintained by the Securities and Exchange Commission. These documents are incorporated herein by this reference, including the Risk Factors set forth in the Preliminary Prospectus. The Company has not provided to the Subscriber any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied as to form and substance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with

                                                                               4

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         generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may include summary notes and may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.6 The Company will provide, at no additional cost to Strong Company, any and all services, including legal fees, associated with the lawful transfer or sale of the Common Stock acquired hereby, or the exercise of the Warrants and the subsequent transfer or sale of any shares of Common Stock acquired upon the exercise of such Warrants. Such services and assistance will be provided in an expedited manner.

5        Strong Company represents to and agrees with the Company that:

5.1 The undersigned and his purchaser representative(s), if any, have carefully reviewed and understand the risks of and other considerations relating to a purchase of the Units.

5.2 The undersigned and his purchaser representative(s), if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all of their inquiries to the Company answered in full, and have been furnished all requested materials relating to the Company, the offering and sale of the Units and any other matter described in the Memorandum.

5.3 Neither the undersigned nor his purchaser representative(s), if any, have been furnished any offering literature by the Company or any of their affiliates, associates or agents, other than the Memorandum, the representations contained herein, and the exhibits and attachments thereto and hereto.

5.4 Strong Company is acquiring the Units for which it hereby subscribes as principal for its own investment account, and not (1) with a view to the resale or distribution of all or any part thereof, (2) on behalf of another person who has not made the foregoing representation, or (3) in order for any person to acquire less than the minimum subscription required hereunder, unless a lesser subscription specifically has been accepted by the Company.

5.5 Strong Company is an accredited investor, as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act, by virtue of the fact that it is an accredited partnership, corporation, trust or other entity investors must and at least one of the following statements is applicable

                  ________ (i) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose

                                                                               5

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                  purchase is directed by a sophisticated person as described in
                  Rule 506(b)(2)(ii) of Regulation D or

                       X   (ii) All of the equity owners of the undersigned
                  qualify as an "accredited investor".

         For purposes of determining whether Strong Company is an "accredited investor" at least one of the following statements must be applicable:

                  _________ (i) THE undersigned had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the most recent two years or joint income with the undersigned's spouse in excess of $300,000 in each of such years and reasonably expects to have income of at least the same level for the current year.

                       X   (ii) The undersigned has an individual net worth, or
                  a combined net worth with the undersigned's spouse, in excess of $1,000,000. For purposes of this Subscription Agreement, "individual net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

5.6 Strong Company understands the fundamental aspects of and risks involved in an investment in the Company as are reflected in the Preliminary Prospectus, and that the undersigned has read and reviewed each Risk Factor set forth therein and has had an opportunity to question management of the Company about its business, prospects and financial condition.

5.7 Strong Company (1) is authorized and otherwise duly qualified to purchase and hold the Units, (2) has its principal place of business at its residence address set forth on the Subscription Agreement Signature Page hereof, (3) has not been formed for the specific purpose of acquiring the Units, and (4) has submitted and executed all documents required pursuant to the Certificate for Corporate, Partnership, Trust and Joint Purchasers and Special Subscription Instructions. The person executing this Subscription Agreement and all other documents related to the offering hereby represents that he is duly authorized to execute and deliver all such documents on behalf of the entity. IF THE UNDERSIGNED IS ONE OF THE AFOREMENTIONED ENTITIES, IT HEREBY AGREES TO SUPPLY ANY ADDITIONAL WRITTEN INFORMATION THAT MAY BE REASONABLY REQUIRED BY THE COMPANY.

5.8 All of the information that the undersigned has heretofore furnished to the Company, or that is set forth herein with respect to himself, his financial position, and his business and investment experience, is correct and complete as of the date hereof, and, if there should be any material change in such information prior to the closing of the sale of the Units, the undersigned will immediately furnish the revised or corrected information to the Company.

                                                                               6

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5.9      Strong Company consents to the placement of a legend on any certificate(s) or other document evidencing the Units (including the underlying securities), stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. The undersigned is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities. The legend shall be substantially as follows:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

5.10 Strong Company understands that the Company will review this Subscription Agreement; and it is further agreed that the Company reserves the unrestricted right to reject or limit in whole or in part any subscription and to close the offer at any time.

5.11 STRONG COMPANY acknowledges that the Company has agreed to pay to certain representatives, brokers and finders, a fee equal to $62,500 and options to acquire 250,000 shares of the Company's Common Stock at $1.30 per share. In addition, Stephen Chen shall receive both 62,500 shares of Vital Living common stock and 62,500 options to acquire shares of the Company's common stock at $1.00

5.12 The foregoing representations are true and accurate as of the date hereof, shall be true and accurate as of the date of the Closing of this offering, and shall survive such Closing. If, in any respect, such representations shall not be true and accurate prior to or upon the Closing of this offering, the undersigned shall give written notice of such fact to the Company, specifying which representations are not true and accurate and the reasons therefore, with a copy to his purchaser representative(s), if any.

5.13 Confirmed by Party B, foreign Vital Living stockholders and warrant holders (including foreign companies and foreign country citizens) will not pay any taxes (such as income tax, profit tax... etc.) in the United States when they sell their Vital Living stocks and exercise their Vital Living warrants.

6 Stephen S. Chen or his representative (who will be informed to Vital Living Inc. by Stephen Chen's written notice) will coordinate with Vital Living Inc. to get the aforesaid services done by Vital Living Inc. in a timely manner.

7 Bradley D. Edson on behalf of Vital Living Inc. and Stephen Chen on behalf of Strong Company will maintain complete confidentiality on all the matters, discussions, communications and legal documents related to this mission and all aforesaid subjects.

                                                                               7
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                               VITAL LIVING, INC.
                             SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE

         The undersigned hereby subscribes for the number of Units set forth below.

         1.       Dated:____________________, 2003

         2.       Number of Units: _____________

         3.       Subscription Price ($100,000 per Unit,
                  Minimum subscription one Unit):

STRONG INTERNATIONAL ENTERPRISES (HK) COMPANY LTD.

___________________________________
Taxpayer Identification
Or Social Security Number

___________________________________
Mailing Address including
City, State, Zip Code

Subscription for __________ Units accepted as of _____________________, 2003.

VITAL LIVING, INC.

         By: ___________________________________________________________________
         Bradley Edson, CEO

                                                                               8

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                        SPECIAL SUBSCRIPTION INSTRUCTIONS

                                       FOR

               CORPORATE, PARTNERSHIP, TRUST, AND JOINT PURCHASERS

         If the investor is a corporation, partnership, trust, or other entity or joint purchasers, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

         I. AUTHORIZATION. The investor must provide a copy of (a) the corporation's articles of incorporation, by-laws and authorizing resolution, or alternatively, a corporate investor may supply a good standing certificate from the applicable jurisdiction or some other document establishing that the entity is validly existing and has the authority to invest, (b) the partnership agreement, or (c) the trust agreement, as applicable.

         II.      SUBSCRIPTION AGREEMENT

                  A. CORPORATIONS. An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

                  B. PARTNERSHIPS. An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

                  C. TRUSTS. In the case of trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

                  D. JOINT OWNERSHIP. Except with regard to married couples, joint individual or other investors must individually meet the investor suitability requirements; in all cases, each must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Units as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page.

                                                                               9

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                               VITAL LIVING, INC.

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,

                           TRUST, AND JOINT PURCHASERS

                  If the investor is a corporation, partnership, trust, joint purchaser, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate.

                                   CERTIFICATE

The undersigned hereby certifies that:

         a. The investor has been duly formed and is validly existing and has full power and authority to invest in Vital Living, Inc. (the "Company"). The investor has not been formed for the purpose of investing in the Units.

         b. The investor's Subscription Agreement has been duly and validly authorized, executed, and delivered by the investor and, upon acceptance by the Company, will constitute the valid, binding, and enforceable obligation of the investor.

Dated:   ________________, 2003

         Strong International Enterprises (HK) Company Ltd.

         By: _____________________________________
         Name: ___________________________________
         Title: __________________________________
         (Authorized officer, partner or trustee, etc.)

                                                                              10

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ATTACHMENT 1

Conditions and Terms for the first USD$500,000 Investment by Strong International Enterprises (H.K.) Co. Ltd

CONDITIONS:

Stephen Chen will have a letter to Vital Living Inc. (VL) to confirm that Stephen Chen has the USD$500,000 ready in Bank of China in Hong Kong as the first investment of Strong International Enterprises (HK) Co. Ltd. in Vital Living before June 30, 2003.

Stephen Chen has already received a letter from SkyePharma PLC (SKL) to confirm that SKL has, subject to an agreed business combination and associated arrangements and certain other conditions, signed a non-binding Letter of Intent with Vital Living, Inc., (VLTV) on SKL's investment in Vital Living Inc. (See Attachment III).

The aforesaid new USD$ 0.5 million investment will be wired out from Hong Kong to the bank account of Vital Living before July 8, 2003 on the following conditions:

     1. Vital Living, Inc. stock price must be $1.00/share or above $1.00.

TERMS:

The Chinese investors will get the following from Vital Living for their new investment of USD 0.5 million in Vital Living.

1. Preferred Stocks (Series B)

     [ ]  500,000 shares at $1.00

               [ ]  Purchased by Strong International Enterprises (H.K.) Co.
                    Ltd.

2. Common Stock (50% as dividends in VL common stocks for 2 consecutive years)

     [ ] VL will issue the dividends (50%) for consecutive 2 years to Strong International one year after Vital Living issues the 500,000 shares of VL preferred stocks to Strong International. VL will issue the dividends semi-annually.

     [ ]  One year after: 250,000 shares minimum of Vital Living Common Stock

     [ ]  Two years after: 250,000 shares minimum of Vital Living Common Stock

               [ ]  Issued to Strong International Enterprises (H.K.) Co. Ltd.

3. Class D Warrants (100%): $1.30 per share of Common Stock.

     [ ]  500,000 shares of Class D Warrants: $1.30 per share of Common Stock

               [ ]  Issued to Strong International Enterprises (H.K.) Co. Ltd.

4. Class E Warrants (100%): $1.60 per share of Common Stock.

     [ ]  500,000 shares of Class E Warrants: $1.60 per share of Common Stock

               [ ]  Issued to Strong International Enterprises (H.K.) Co. Ltd.

5. Cash Bonus

     [ ]  USD$ 62,500 in cash

     [ ]  Vital Living Company should wire the USD$62,500 to:

               [ ]  Bank of China, Beijing Branch
                        8 Yabao Lu, Beijing, China (100020)

               [ ]  Account Title: Xu Hao

               [ ]  Account Number: 4080103-0188-022052-9

               [ ]  SWIFT Code: BKCHCNBJ110

6. Stock Options (at $1.30) totally for Chinese investors

     [ ]  250,000 stock options at $1.30

               [ ]  Issued to Xu Hao, handled by Stephen Chen.

7. 62,500 shares of Vital Living Common Stock at no costs to Stephen Chen

               [ ]  Issued to Stephen Chen

8. 62,500 stock options at $1.00

               [ ]  Issued to Stephen Chen

1. Strong International Enterprises (H.K.) Co. Ltd. has authorized Stephen Chen, its Chairman & CEO, to handle all paperwork relative to this transaction and has given Stephen S. Chen the legal authority to act on behalf of Strong International Enterprises (H.K.) Co. Ltd. on all matters relative to this transaction and the VL preferred stocks, warrants, dividends and stock options.

2. Ms. Xu Hao has authorized Stephen Chen to handle all paperwork relative to this transaction and has given Stephen S. Chen legal authority to act on her behalf on all matters relative to this transaction and the VL preferred stocks, warrants, dividends and stock options.

3.   Ms. Xu Hao, a Chinese citizen, was born on August 19, 1962 in China.
     Address: 31 Zizhuyuanlu, Huaao Center, 3-17A, Beijing, China (100089).

4. For the convenience of communication and coordination, all the legal documents, certificates and written materials related to the aforesaid USD$0.5 Million U.S. Dollar transaction should be express mailed by Vital Living, Inc. to:

               [ ]  Stephen S. Chen
                    2099 Strathshire Hall Lane
                    Powell, Ohio 43065, USA

Confirmed and agreed by:                 Brad Edson
                             ----------------------------------
                             Brad Edson, CEO, Vital Living Inc.

                                                                              12

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ATTACHMENT 2

Conditions and Terms for the second up to USD$2,500,000 Investment by Strong International Enterprises (H.K.)Co. Ltd

CONDITIONS:

Stephen Chen will have a letter to Vital Living Inc. (VL) to confirm that Stephen Chen has the up to USD$2,500,000 ready in Bank of China in Hong Kong as the second investment of Strong International Enterprises (HK) Co. Ltd. in Vital Living before Sept. 30, 2003.

Stephen Chen has already received a letter from SkyePharma PLC (SKL) to confirm that SKL has, subject to an agreed business combination and associated arrangements and certain other conditions, signed a non-binding Letter of Intent with Vital Living, Inc., (VLTV) on SKL's investment in Vital Living Inc. (See Attachment III).

The aforesaid second up to USD$ 2.5 million investment will be wired out from Hong Kong before September 30,2003 to the bank account of Vital Living on the following conditions:

1. Vital Living, Inc. stock price must be $1.00/share or above $1.00.

TERMS for the second up to USD$2.5 million before September 30, 2003:

Strong International (HK) will make the investment. If the first USD$500,000 investment of Strong International (HK) is wired in Vital Living account on or before July 10, 2003 and if the second up to USD2.5 million investment of Strong International (HK) is wired in Vital Living account before September 30, 2003, the following will be received from Vital Living for the second investment of USD 2.5 million of Strong International (HK) in Vital Living:

1. Preferred Stocks (Series B)

     [ ]  2,500,000 shares at $1.00

               [ ]  Purchased by Strong International Enterprises (H.K.) Co.
                    Ltd.

2. Common Stock (50% as dividends in VL common stocks for 2 consecutive years)

     [ ] VL will issue the dividends (50%) for consecutive 2 years to Strong International one year after Vital Living issues the 2,500,000 shares of VL preferred stocks to Strong International. VL will issue the dividends semi-annually.

     [ ]  One year after: 1,250,000 shares minimum of Vital Living Common
          Stock

     [ ]  Two years after: 1,250,000 shares minimum of Vital Living Common
          Stock

               [ ]  Issued to Strong International Enterprises (H.K.) Co. Ltd.

3. Class D Warrants (100%): $1.30 per share of Common Stock.

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     [ ]  2,500,000 shares of Class D Warrants: $1.30 per share of Common Stock

               [ ]  Issued to Strong International Enterprises (H.K.) Co. Ltd.

4. Class E Warrants (100): $1.60 per share of Common Stock.

     [ ]  2,500,000 shares of Class E Warrants: $1.60 per share of Common
          Stock

               [ ]  Issued to Strong International Enterprises (H.K.) Co. Ltd.

5. Cash Bonus

     [ ]  USD$312,500 in cash

     [ ]  Vital Living Company should wire the USD$312,500 to:

               [ ]  Bank of China, Beijing Branch
                         8 Yabao Lu, Beijing, China (100020)

               [ ]  Account Title: Xu Hao

               [ ]  Account Number: 4080103-0188-022052-9

               [ ]  SWIFT Code: BKCHCNBJ110

6. Stock Options (at $1.30) totally for Chinese investors

     [ ]  1,250,000 stock options at $1.30

               [ ]  Issued to Xu Hao, handled by Stephen Chen.

7. Additional 750,000 VL common stocks will be issued to the Chinese associates.

               [ ]  Issued to Xu Hao, handled by Stephen Chen.

8. 312,500 shares of Vital Living Common Stock at no costs to Stephen Chen

               [ ]  Issued to Xu Hao on behalf of Stephen Chen

9. 312,500 stock options at $1.00

               [ ]  Issued to Xu Hao on behalf of Stephen Chen

IV       IMPORTANT:

1. Strong International Enterprises (H.K.) Co. Ltd. has authorized Stephen Chen, its Chairman & CEO, to handle all paperwork relative to this transaction and has given Stephen S. Chen the legal authority to act on behalf of Strong International Enterprises (H.K.) Co. Ltd. on all matters relative to this transaction and the VL preferred stocks, warrants, dividends and stock options.

2. Ms. Xu Hao has authorized Stephen Chen to handle all paperwork relative to this transaction and has given Stephen S. Chen legal authority to act on her behalf on all matters relative to this transaction and the VL preferred stocks, warrants, dividends and stock options.

3.   Ms. Xu Hao, a Chinese citizen, was born on August 19, 1962 in China.
     Address: 31 Zizhuyuanlu, Huaao Center, 3-17A, Beijing, China (100089).

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4.   For the convenience of communication and coordination, all the legal documents, certificates and written materials related to the aforesaid USD$0.5 Million U.S. Dollar transaction should be express mailed by Vital Living, Inc. to:

               [ ]  Stephen S. Chen
                    2099 Strathshire Hall Lane
                    Powell, Ohio 43065, USA

Confirmed and agreed by:                   Brad Edson
                              ---------------------------------
                              BradEdson, CEO, Vital Living Inc.

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ATTACHMENT 3

The letter of SkyePharma to Stephen Chen dated June 25, 2003.

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